Exhibit 99.3

Consumer Capital Group, Inc.

Unaudited Pro-Forma Consolidated Financial Statements

For the Nine Months Ended September 30, 2016

CONTENTS

PAGE

Unaudited Pro-Forma Balance Sheets as of September 30, 2016	2

Unaudited Pro-Forma Statement of Operations for the Year Ended December 31, 2015 and for the Nine Months Ended September 30, 2016	3-4

Notes to the Unaudited Pro-Forma Financial Statements	5-6

1

Consumer Capital Group, Inc.

Unaudited Pro-Forma Condensed Balance Sheets

As of September 30, 2016

	As Reported	Disposition of Zhonghui (A)	Pro-Forma Adjustments			CCGN
ASSETS
CURRENT ASSETS
Cash	$1,551,254	$(8,682)	$			$1,542,572
Prepaid expenses	71,428	(71,428)				-
Interest receivables	131,450	(131,450)				-
Other receivables	1,029,675	(68,488)				961,187
Loan receivable, net	42,596,291	(42,596,291)				-
Deferred cost to a related party	1,661,924	(1,661,924)				-
Total current assets	47,042,022	(44,538,263)				2,503,759

Property and Equipment, net	123,490	(24,553)				98,937
Goodwill	217,529	-		(217,529	)(B)	-
Deferred tax asset	354,427	(354,427)				-
Total non-current assets	695,446	(378,980)		(217,529)		98,937

TOTAL ASSETS	$47,737,468	$(44,917,243)		$(217,529)		$2,602,696

LIABILITIES AND STOCKHOLDERS' DEFICIT
Loan from individuals	$42,231,735	$(41,075,028)	$			$1,156,707
Accrued interest payables	127,865	(127,865)				-
Accrued liabilities	200,817	(55,648)				145,169
Income tax payables	552,881	(552,881)				-
Taxes payable	702,284	(702,284)				-
Other payables	770,401	(676,933)				93,468
Payable to shareholder	117,767	-				117,767
Related party payables	1,400,008	(297,080)		(34,100	)(B)	1,068,828
Total liabilities	46,103,758	(43,487,719)		(34,100)		2,581,939

STOCKHOLDERS’ EQUITY (DEFICIT)
Common stock, $0.0001 par value; 100,000,000 shares authorized; 31,165,740 issued and outstanding, pro forma	3,218	-				3,218
Discount on common stock issued to founders	(130,741)	-				(130,741)
Additional paid-in capital	6,667,206	(133,300)		(92,700	)(B)	6,441,706
Accumulated other comprehensive income	16,568	197,246		14,533	(B)	228,347
Accumulated deficit	(5,383,290)	(1,493,470)		517,154	(B)	(6,359,606)
Total Consumer Capital Group, Inc. stockholders' deficit	1,172,961	(1,429,524)		438,987	(B)	182,424
Non-controlling interest in subsidiary	460,749	-		(622,416	)(B)	(161,667)
Total stockholders' equity (deficit)	1,633,710	(1,429,524)		(183,429)		20,757

Total liabilities and stockholders' deficit	$47,737,468	$(44,917,243)		$(217,529)		$2,602,696

See accompanying notes to the Unaudited Pro Forma Condensed Consolidated Financial Information

2

Consumer Capital Group, Inc.

Unaudited Pro-Forma Condensed Statement of Operations

For the Year Ended December 31, 2015

	As Reported	Disposition of Zhonghui (C)	Pro-Forma Adjustments	CCGN
REVENUES
Revenues	$5,025,558	$(5,025,558)	$	$-

OPERATING EXPENSES
Selling expenses	2,565,109	(2,497,175)		67,934
General and administrative expenses	2,639,126	(1,872,298)		766,828
Business taxes	300,846	(300,846)		-
Total operating expenses	5,505,081	(4,670,319)		834,762

Operating loss	(479,523)	(355,239)		(834,762)

Provision for loan losses	915,982	(915,982)		-

OTHER INCOME (EXPENSE)
Interest income (expense)	5,324,704	(5,424,500)		(99,796)
Change in fair value of derivative liabilities	213,498	-		213,498
Other expense	(99,896)	99,896		-
Interest expense	(3,026,796)	3,026,796		-
Total other income (expense)	2,411,510	(2,297,808)		113,702

Income (Loss) from operations before income taxes	1,016,105	(1,737,165)		(721,060)
Provision for income taxes	434,291	(434,291)		-
Net income (loss)	$581,814	$(1,302,874)	$	$(721,060)
Less: Net income attributable to Non-controlling interest	558,460	(640,753)		(82,293)
Net income attributable to Consumer Capital Group, Inc.	$23,354	$(662,121)	$	$(638,767)

Basic and diluted earnings (loss) per common shares	$0.00	-		$(0.03)
Weighted average number of common shares outstanding - basic and diluted	22,420,839	-		22,420,839

Comprehensive income
Net income (loss)	$581,814	$(1,302,874)		(721,060)
Foreign currency translation adjustment	(191,032)	256,635		65,603
Comprehensive income (loss), net of tax	$390,782	$(1,046,239)		$(655,457)
Comprehensive income (loss) attributable to non-controlling interest	-	-		-
Comprehensive income (loss) attributable to Consumer Capital Group, Inc.	$390,782	$(1,046,239)		$(655,457)

See accompanying notes to the Unaudited Pro Forma Condensed Consolidated Financial Information

3

Consumer Capital Group, Inc.

Unaudited Pro-Forma Condensed Statement of Operations

For the Nine Months Ended September 30, 2016

	As Reported	Disposition of Zhonghui (C)	Pro-Forma Adjustments	CCGN
REVENUES
Revenues	$11,021,073	$(10,872,057)	-	$149,016

OPERATING EXPENSES
Selling expenses	689,722	(689,722)		-
General and administrative expenses	1,913,638	(1,255,882)		657,756
Total operating expenses	2,603,360	(1,945,604)		657,756
Operating income	8,417,713	(8,926,453)		(508,740)

Provision for loan losses	(227,215)	227,215		-

OTHER INCOME (EXPENSE)
Other income	21,131	(16,611)		4,520
Interest expense	(8,255,725)	8,148,407		(107,318)
Total other income (expense)	(8,234,594)	8,131,796		(102,798)

Loss from operations before income taxes	(44,096)	(567,442)		(611,538)
Provision for income taxes	(50,809)	50,809		-
Net income (loss)	$6,713	$(618,251)		$(611,538)
Less: Net income attributable to Non-controlling interest	220,275	(304,056)		(83,781)
Net income (loss) attributable to Consumer Capital Group, Inc.	$(213,562)	(314,195)		(527,757)

Basic and diluted earnings (loss) per common shares	(0.02)	-		(0.02)

Weighted average number of common shares outstanding - basic and diluted	31,870,511	-		31,870,511

Comprehensive income
Net income (loss)	$6,713	$(618,251)		$(611,538)
Foreign currency translation adjustment	(31,406)	(106,581)		(137,987)
Comprehensive income (loss)	(24,693)	(724,832)		(749,525)
Comprehensive income (loss) attributable to non-controlling interest	127,865	(622,416)		(494,551)
Comprehensive income (loss) attributable to Consumer Capital Group, Inc.	$(152,558)	$(102,416)		$(254,974)

See accompanying notes to the Unaudited Pro Forma Condensed Consolidated Financial Information

PRO FORMA ADJUSTMENTS

The pro forma adjustments are based on the Company's preliminary estimates and assumptions that are subject to change. The following adjustments have been reflected in the unaudited pro forma condensed consolidated financial information:

A. These adjustments reflect the elimination of the assets and liabilities of the disposal group. The total net assets of the disposal group are approximately $1.4 million.

B. These adjustments reflect the elimination of the historical goodwill when purchased the disposal group.

C. These adjustments reflect the elimination of the historical revenues and expenses of the disposal group for the periods presented.

4

Consumer Capital Group, Inc.

Notes to the Unaudited Pro-Forma Condensed Financial Statements

Note 1. Basis of Presentation

On December 28, 2016, upon approval by the majority shareholder and Board of Directors of Consumer Capital Group, Inc. (the “Company”) and its variable interest entity of America Arki Network Service Beijing Co., Ltd (“America Arki”), America Arki entered into certain business sale agreement (the “Agreement”) with Yanbian YaoTian Gas Group Co., Ltd (the “Purchaser”), a company organized under the laws of the People’s Republic of China (the “PRC”) whereby the America Arki sold all of its interest in Shanghai Zhong Hui Financial Information Services Corp. (“Zhonghui”), a company also organized under the laws of the PRC for no consideration (the “Sale”). America Arki agrees to transfer all of 50.82% subscribed shares of Zhonghui held by it to Purchaser, after such transfer, Purchaser will hold 50.82% subscribed shares of Zhonghui. America Arki sell all of its equity interest in Zhonghui to Yanbian YaoTian for nil consideration either in cash or equity.

These unaudited pro-forma financial statements (“pro-forma financial statements”) have been prepared in accordance with generally accepted accounting principles (“GAAP”). These pro-forma financial statements do not contain all of the information required for annual financial statements. Accordingly, they should be read in conjunction with the most recent annual and interim financial statements of the Company.

These pro-forma financial statements have been compiled from and include:

(a)	an unaudited pro-forma balance sheet combining the unaudited balance sheets of the Company and Zhonghui as of September 30, 2016, giving effect to the transaction as if it occurred on September 30, 2016.

(b)	an unaudited pro-forma statement of operations combining the unaudited statement of operations of the Company and Zhonghui for the year ended December 31, 2015 , giving effect to the transaction as if it occurred on January 1, 2015.

(c)	an unaudited pro-forma statement of operations combining the unaudited statement of operations of the Company and Zhonghui for the nine months ended September 30, 2016, giving effect to the transaction as if it occurred on January 1, 2016.

The unaudited pro-forma financial statements have been compiled using significant accounting policies as set out in the audited financial statements of the Company and Zhonghui for the year ended December 31, 2015. Based on the review of the accounting policies of the Company and Zhonghui, there are no material accounting differences between the accounting policies of the companies. The unaudited pro-forma financial statements should be read in conjunction with the historical financial statements and notes thereto of the Company.

It is management’s opinion that these pro-forma financial statements include all adjustments necessary for the fair presentation, in all material respects, of the proposed transaction described above in accordance with GAAP applied on a basis consistent with the Company’s accounting policies. No adjustments have been made to reflect potential cost savings that may occur subsequent to completion of the transaction. The pro-forma statement of operations does not reflect non-recurring charges or credits directly attributable to the transaction, of which none are currently anticipated.

5

Consumer Capital Group, Inc.

Notes to the Unaudited Pro-Forma Condensed Financial Statements

The unaudited pro-forma financial statements are not intended to reflect the results of operations or the financial position of the Company which would have actually resulted had the proposed transaction been effected on the dates indicated. Further, the unaudited pro-forma financial information is not necessarily indicative of the result of operations that may be obtained in the future. The pro-forma adjustments and allocations of the purchase price are based in part on provisional estimates of the fair value of the assets acquired and of the liabilities assumed. Any final adjustments may change the allocation of purchase price which could affect the fair value assigned to the assets and liabilities and could result in a change to the unaudited pro-forma consolidated financial statements.

Note 2. Termination of a Material Definitive Agreement

On December 28, 2016, Company’s variable interest entity, America Arki, entered into an agreement to sell all of its equity interest in Shanghai Zhong Hui Financial Information Services Corp. to Yanbian YaoTian Gas Group Co., Ltd for no considerations.

Zhonghui engages in peer-to-peer lending business through its online platform that matches mass retail investors and companies that need to raise capital through debt or equity financing.

Note 3. Pro-Forma Assumptions and Adjustments

The unaudited pro-forma consolidated financial statements incorporate the following pro-forma assumptions and adjustments:

(a)	For purposes of these pro-forma consolidated financial statements, it is assumed that America Arki sell all of its equity interest in Zhonghui to Yanbian YaoTian for nil consideration either in cash or equity.

Note 4. Pro-forma Loss Per Share

Pro-forma basic and diluted loss per share for the year ended December 31, 2015 and the nine months ended September 30, 2016 have been calculated based on weighted average number of CCGN common shares outstanding.

	Nine Months Ended September 30, 2016	Year Ended December 31, 2015
Basic pro-forma loss per share computation
Numerator:
Pro-forma net loss available to shareholders	$(527,757)	$(638,767)

Denominator:
Weighted average issued and outstanding common shares	31,870,511	22,420,839

Pro-forma weighted average shares outstanding	31,870,511	22,420,839
Basic and diluted pro-forma loss per share	$(0.02)	$(0.03)

6